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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of Tyler Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission, in this Registration Statement on Form S-8 covering shares of Common Stock, $0.01 par value, of Tyler Corporation pertaining to The Tyler Corporation Stock Option Plan.


                                        ERNST & YOUNG LLP


Dallas, Texas
August 29, 1997